                                                                   EXHIBIT 10.3

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                             CAL-MAINE FOODS, INC.





                               ---------------





                               LOAN AGREEMENT





                            Dated as of May 1, 1991



                               ---------------



            Adjustable Rate Secured Promissory Note Due May 1, 2000





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--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                                           Page
                                                                                                                           ----
SECTION 1.   LOAN; ISSUE OF NOTES; SECURITY; INTEREST
----------   ----------------------------------------
                 1.1.   Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                 ----   -------------
                 1.2.   Loan; Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                 ----   -------------
                 1.3.   Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                 ----   --------
                 1.4.   Interest Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                 ----   -------------

SECTION 2.   REPRESENTATIONS AND WARRANTIES
----------   ------------------------------
                 2.1.   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                 ----   --------------------
                 2.2.   No Material Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 ----   -------------------
                 2.3.   Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 ----   -----
                 2.4.   Organization, Authority and Good Standing; Subsidiaries   . . . . . . . . . . . . . . . . . . . .     4
                 ----   -------------------------------------------------------
                 2.5.   Title to Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 ----   -------------------
                 2.6.   Leases and Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 ----   ----------------
                 2.7.   Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 ----   --------
                 2.8.   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 ----   ----------
                 2.9.   No Burdensome Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                 ----   ------------------------
                 2.10.  Compliance with Other Instruments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                 -----  ---------------------------------
                 2.11.  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                 -----  ----------
                 2.12.  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                 -----  -----
                 2.13.  Regulation G; Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                 -----  -----------------------------
                 2.14.  Tax Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                 -----  -------------
                 2.15.  Governmental Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 -----  -------------------
                 2.16.  Offering of Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 -----  ----------------
                 2.17.  Hazardous Waste   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 -----  ---------------
                 2.18.  Separate Property; No Flood Zone  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 -----  --------------------------------
                 2.19.  No Affiliation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 -----  --------------
                 2.20.  No Foreign Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 -----  -----------------
                 2.21.  Title to Property and Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 -----  --------------------------------
                 2.22.  Additional Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 -----  -----------------------------------------

SECTION 3.   CONDITIONS OF THE LOAN
----------   ----------------------
                 3.1.   Opinion of Company's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 ----   ----------------------------
                 3.2.   Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 ----   --------
                 3.3.   Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 ----   -----------
                 3.4.   Representations True; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 ----   --------------------------------
                 3.5.   Collateral Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 ----   --------------------
                 3.6.   Opinion of Purchaser's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 ----   ------------------------------
                 3.7.   Environmental Audit Results   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                 ----   ---------------------------

SECTION 4.   REPRESENTATION OF PURCHASER
----------   ---------------------------
                 4.1.   Acquisition for Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                 ----   --------------------------

SECTION 5.   FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES; ADDITIONAL INFORMATION; AND INSPECTION
----------   -------------------------------------------------------------------------------------
                 5.1.   Financial Statements and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                 ----   --------------------------------
                 5.2.   Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
                 ----   ----------

SECTION 6.   PRINCIPAL PAYMENT OF NOTE
----------   -------------------------
                 6.1.   Principal Payments - Mandatory and Optional Prepayment  . . . . . . . . . . . . . . . . . . . . .    14
                 ----   ------------------------------------------------------
                 6.2.  Prepayment of Note Upon Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
                 ----  -----------------------------------------
                 6.3.  Prepayment Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 ----  ----------------
                 6.4.   Interest After Date Fixed for Principal Payment     . . . . . . . . . . . . . . . . . . . . . . .    16
                 ----   -----------------------------------------------

SECTION 7.   AFFIRMATIVE COVENANTS
----------   ---------------------
                 7.1.   To Pay Note   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
                 ----   -----------
                 7.2.   Maintenance of Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
                 ----   ---------------------
                 7.3.   To Keep Books   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
                 ----   -------------
                 7.4.   Payment of Taxes; Corporate Existence;
                 ----   ---------------------------------------
                            Maintenance of Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
                            -------------------------
                 7.5.   To Insure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
                 ----   ---------

SECTION 8.   RESTRICTIVE COVENANTS
----------   ---------------------
                 8.1.   Total Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
                 ----   -----------------
                 8.2.   Current Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
                 ----   -------------
                 8.3.   Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
                 ----   ---------
                 8.4.   Lease Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
                 ----   -----------------
                 8.5.   Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
                 ----   -------------------
                 8.6.   Merger, Consolidation, Sale or Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
                 ----   ------------------------------------
                 8.7.   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
                 ----   ----------------------------
                 8.8.   Encumbrances On and Transfers of the Collateral   . . . . . . . . . . . . . . . . . . . . . . . .    21
                 ----   -----------------------------------------------

SECTION 9.   DEFINITIONS
----------   -----------

SECTION 10.  DEFAULTS AND REMEDIES
-----------  ---------------------
                 10.1.  Events of Default; Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
                 -----  -------------------------------
                 10.2.  Suits for Enforcement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
                 -----  ---------------------
                 10.3.  Remedies Not Waived   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
                 -----  -------------------
                 10.4.  Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
                 -----  -------------------
                 10.5.  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
                 -----  ------------------

SECTION 11.  MISCELLANEOUS
-----------  -------------
                 11.1.  Loss, Theft, Destruction or Mutilation of Note  . . . . . . . . . . . . . . . . . . . . . . . . .    30
                 -----  ----------------------------------------------
                 11.2.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
                 -----  --------
                 11.3.  Stamp Taxes, Recording Fees, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
                 -----  --------------------------------
                 11.4.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
                 -----  ----------------------
                 11.5.  Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                 -----  -------
                 11.6.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                 -----  -------
                 11.7.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                 -----  ------------
                 11.8.  Law Governing; Modification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
                 -----  ---------------------------
                 11.9.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 -----  --------
                 11.10. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 ------ ------------
                 11.11. Final Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
                 ------ ----------------------

EXHIBIT A -      FORM OF NOTE

EXHIBIT B1 -     DEED OF TRUST (Mississippi)
EXHIBIT B2 -     DEED TO SECURE DEBT (Georgia)
EXHIBIT B3 -     DEED OF TRUST (Texas)

EXHIBIT C -      MORTGAGE (Louisiana)

EXHIBIT D -      SECURITY AGREEMENT

EXHIBIT E -      GUARANTY

EXHIBIT F -      LIENS

EXHIBIT G -      OWNERSHIP OF COMPANY AND SUBSIDIARIES

EXHIBIT H -      BORROWER'S AFFIDAVIT

EXHIBIT I -      OPINION OF COMPANY'S COUNSEL

                             CAL-MAINE FOODS, INC.

                                 LOAN AGREEMENT


                                                                     May 1, 1991

Metropolitan Life Insurance Company
Agricultural Investments
8717 West 110th Street
Suite 700
Overland Park, Kansas  66210

Attention:  Vice-President

                 CAL-MAINE FOODS, INC., a Delaware corporation (herein called the "Company") agrees with you as follows:

SECTION 1.   LOAN; ISSUE OF NOTES; SECURITY; INTEREST.

                 1.1. Authorization. The Company has duly authorized the issuance of adjustable rate secured promissory notes due May 1, 2000 in the aggregate principal amount of $22,500,000.00 (individually, a "Note" and collectively, the "Notes"), such Notes to be in the form and have terms and provisions substantially as set forth in Exhibits A-1 and A-2. The Note in the face amount of $600,000 is sometimes referred to herein as the "Louisiana Note" and the Note in the face amount of $21,900,000 is sometimes referred to herein as the "GMT Note".

                 1.2. Loan; Closing. The Company hereby agrees to borrow from you, and you, subject to the terms and conditions herein set forth, hereby
agree to lend to the Company, $22,500,000.00 on    May __, 1991 (the "Closing
Date").

                 The loan will be evidenced by, and subject to all other conditions precedent having been met, be made against delivery to you at 10 o'clock a.m., Jackson, Mississippi time, on the Closing Date, at the offices of Wells, Wells, Marble & Hurst, 317 East Capitol Street, Suite 400, Jackson, Mississippi 39201, or at such other time and place as the parties may agree, of the Notes payable to you or assigns, dated the Closing Date, duly executed by the Company and in the aggregate principal amount of such loan. Delivery of the Notes hereunder shall be made against payment to the Company or the holders of liens on the Facility (as hereinafter defined) in Federal Reserve or other funds of the principal amount then available for disbursement pursuant to that certain Construction Disbursement Agreement and related construction loan documents, all dated of even date herewith (such Construction Disbursement Agreement and construction loan documents are hereafter collectively referred to as the "Construction Loan Documents"). The first $600,000 of such funds shall be disbursed under the Louisiana Note and the remainder and all future disbursements under the GMT Note. All future disbursements under the Notes shall be governed by the terms of the Construction Loan Documents.

                 1.3. Security. Payment of the Notes shall be secured by (i) respective first deeds of trust/deeds to secure debt, security agreements and financing statements (collectively, the "Deed of Trust") to be entered into by the Company or certain of its Subsidiaries with respect to, inter alia, the Company's integrated poultry, egg and livestock operations and office facilities located in Hinds and Simpson Counties, Mississippi, Candler and Bullock Counties, Georgia and Garza County, Texas, as described in said Deed of Trust, and an act of collateral mortgage, security agreement and financing statement (the "Mortgage") to be entered into by the Company or certain of its Subsidiaries with respect to, inter alia, the Company's integrated poultry, egg and livestock operations and office facilities located in Livingston Parish, Louisiana, as described in said Mortgage (all such poultry, egg and livestock operations and office facilities described in the Deed of Trust and Mortgage are hereinafter collectively referred to as the "Facility"), (ii) a security agreement between the Company and certain of its Subsidiaries as debtor, and you, as secured party (the "Security Agreement") granting a security interest in, inter alia, all equipment, fixtures and other personal property utilized in connection with, or located at, the Facility as described in said Security Agreement, which security interest will be perfected by one or more financing statements, and (iii) a guaranty from certain of the Company's Subsidiaries (the "Guaranty") with respect to the Company's rights under all leases to which the Company is or may at any time become a party as lessor pertaining to, inter alia, the Facility or any interest therein. The Deed of Trust, the Mortgage, the Security Agreement, and the Assignment shall each be dated and delivered on the Closing Date and shall be substantially in the form of Exhibits B, C, D and E hereto, respectively, with such changes, if any, as you and the Company may approve, and, to Documents, are collectively referred to herein as the "Collateral Documents".

                 1.4.   Interest Rate.

                 A. Subject to adjustment as set forth below, the interest rate on the Notes shall be 9.51% per annum so long as the Notes are not in default. The interest rate applicable to the Notes shall be subject to adjustment by you on May 1, 1994 and May 1, 1997 (each respectively an "Interest Rate Adjustment Date") to an adjusted rate not to exceed 275 basis points over the yield of 3-year U. S. Treasury Notes in effect on the February 1 prior to such adjustment (or the next Business Day if such February 1 is not a Business Day), provided, however, the interest rate on the Notes shall in no event be less than 9.0% per annum. You will give the Company notice of the interest rate which will be applicable to the Notes on and after each Interest Rate Adjustment

Date, not less than 60 days, nor more than 90 days, prior to each Interest Rate Adjustment Date. For purposes of this Section 1.4A, the yield of U. S. Treasury Notes shall be as published in the most recent Federal Reserve Statistical Release H.15 (519) or any successor publication thereto.

                 B. As provided in Section 6.1C hereof, the Company may prepay either Note in full within 90 days after an Interest Rate Adjustment Date by giving notice to you of such prepayment within the time and in the manner prescribed by said Section 6.1C. Failure to give such notice of prepayment shall obligate the Company absolutely and unconditionally to pay interest on the Note from and after such Interest Rate Adjustment Date at the interest rate as determined in the preceding paragraph.

                 C. In the event the interest provisions hereof or any exaction provided for herein or in the Collateral Documents shall result for any reason and at any time during the term of this loan in an effective rate of interest which transcends the limit of the usury or any other law applicable to this loan, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied on principal immediately upon receipt and effect as thought the payor had specifically designated such extra sums to be so applied to principal, and the holder of the Notes shall accept such extra payment or payments as a premium-free prepayment. If any such amounts are in excess of the principal then outstanding, such excess shall be paid to the Company. In no event shall any agreed-to or actual exaction as consideration for the Loan transcend the limits imposed or provided by the law applicable to this transaction or the Company in the jurisdictions in which the Facility or any other security for payment of such Notes is located for the use or detention of money or for forbearance in seeking its collection.

SECTION 2.   REPRESENTATIONS AND WARRANTIES.

                 The Company represents and warrants that:

                 2.1. Financial Statements. You have been furnished with copies of the consolidated balance sheet of the Company and its Subsidiaries as of the Saturday nearest May 31 in each of the years 1986 to 1990, inclusive, and the related consolidated statements of operations, changes in stockholders' equity and changes in financial position of the Company and its Subsidiaries for the fiscal years ended on said dates, accompanied in each case by the opinion of its independent certified public accountants.

                 Said financial statements, including the related schedules and notes, are complete and correct and fairly present (a) the financial condition of the Company and its Subsidiaries as at the respective dates of said balance sheets and (b) the results of the operations and changes in financial position of the Company and its

Subsidiaries for the fiscal years ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein or in the notes thereto) throughout the periods involved.

                 2.2. No Material Changes. There has been no material or adverse change in the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries subsequent to June 2, 1990.

                 2.3. Liens. Exhibit F hereto correctly sets forth all Liens securing Indebtedness for money borrowed of the Company and its Subsidiaries existing on the date hereof.

                 2.4. Organization, Authority and Good Standing; Subsidiaries. Exhibit G hereto correctly sets forth the name and jurisdiction of incorporation of the Company and an entire listing of the stockholders of the Company and their respective interest in the Company as of April 1, 1991. The shares of stock listed in Exhibit G as owned by Fred Adams, Jr. and his immediate family as defined in Section 6.2 below are so owned as of the date of this Agreement and all such shares of stock have been duly issued and are fully paid and non-assessable. More than fifty percent (50%) of the Company's outstanding voting stock is owned by Fred Adams, Jr. and his immediate family and is and shall remain free and clear of all Liens. No person or entity has any right, contingent or otherwise, to purchase any such shares of stock. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has full power and authority to own its properties and assets and to carry on the business which it now owns and carries on. The Company has no Subsidiaries other than Cal-Maine Farms, Inc., Cal-Maine Egg Products, Inc., Sunnyside Eggs, Inc. and Sunbelt Freight, Inc. as of the date hereof. Exhibit G also correctly sets forth (a) the name and jurisdiction of incorporation of each Subsidiary of the Company, and (b) a statement of the capitalization of each such Subsidiary and the ownership of its stock. The shares of stock in such Subsidiaries listed in Exhibit G as owned by the Company are so owned as of the date of this Agreement, free and clear of all Liens, and all such shares of stock have been duly issued and are fully paid and non-assessable. No person or entity has any right, contingent or otherwise, to purchase any such shares of stock. Cal-Maine Farms, Inc., Cal-Maine Egg Products, Inc., Sunnyside Eggs, Inc. and Sunbelt Freight, Inc. are duly organized and validly existing corporations in good standing under the laws of the States of Delaware, Delaware, North Carolina and Mississippi, respectively, and have full power and authority to own their properties and assets and to carry on the businesses which they now own and carry on. The Company and each of its Subsidiaries are duly qualified and in good standing as foreign corporations in each jurisdiction wherein the nature of the property owned or leased by them or the nature of the business transacted by them makes such qualification necessary. There are no Subsidiaries of Cal-Maine Farms, Inc., Cal-Maine Egg Products, Inc., Sunnyside Eggs, Inc. or Sunbelt Freight, Inc. as of the date hereof.

                 2.5. Title to Properties. The Company and its Subsidiaries have good and marketable fee title to all the real properties (other than leaseholds) and good and marketable title to all other material property reflected on the balance sheet of the Company and its Subsidiaries as of June 2, 1990 referred to in Section 2.1, or purported to have been acquired by the Company or its Subsidiaries after said date, excepting, however, property sold or otherwise disposed of subsequent to said date in the ordinary course of business.

                 2.6. Leases and Liens. None of the properties or assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as of June 2, 1990 referred to in Section 2.1, or acquired by the Company or its Subsidiaries after said date, is held by the Company or its Subsidiaries subject to any Lien which would not be permitted by Section 7.4A or which is not disclosed in Exhibit F hereto. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all of the leases under which they are operating as Lessee, and all such leases are valid, including, without limitation, in each instance, good title being vested in the lessor thereunder, and subsisting and in full force and effect.

                 2.7. Licenses. The Company and its Subsidiaries possess and shall continue to possess all trademarks, trade names, copyrights, patents, governmental licenses, franchises, certificates, consents, permits and approvals necessary to enable them to carry on their business in all material respects as now conducted and to own and operate the properties material to their business as now owned and operated, without known conflict with the rights of others. All such trademarks, trade names, copyrights, patents, licenses, franchises, certificates, consents, permits and approvals which are material to the operations of the Company and its Subsidiaries, taken as a whole, are valid and subsisting.

                 2.8. Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending to the knowledge of the Company or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve any of the transactions herein contemplated or the possibility of any material and adverse change in the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries; and neither the Company nor any its Subsidiaries is in default or violation of any law or any rule, regulation, judgment, order, writ, injunction, decree or award of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default or violation might have a material adverse effect on the business, operations, properties, prospects or condition, financial or other, of the Company and its Subsidiaries, taken as a whole, and for which sufficient reserves have been set aside to pay, in the event of an adverse judgment, all damages claimed thereunder.

                 2.9. No Burdensome Provisions. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate or legislative restriction or any judgment, order, writ, injunction, decree, award, rule or regulation which materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries, taken as a whole.

                 2.10. Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any bond, debenture, note or other evidence of Indebtedness of the Company or its Subsidiaries or contained in any instrument under or pursuant to which any thereof has been issued or made and delivered. Neither the execution and delivery of this Agreement and the Collateral Documents by the Company, the consummation by the Company of the transactions herein and therein contemplated, nor compliance by the Company with the terms, conditions and provisions hereof and thereof and of the Notes will violate any provision of law or rule or regulation thereunder or any order, injunction or decree of any court or other governmental body to which the Company or its Subsidiaries is a party or by which any term thereof is bound or conflict with or result in a breach of any of the terms, conditions or provisions of the corporate charter or by-laws of the Company or its Subsidiaries or of any agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound, or constitute a default thereunder, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of the Company or its Subsidiaries (other than the Liens created by the Collateral Documents). No consent of the stockholders or other action of the Company or its Subsidiaries is required for the execution, delivery and performance of this Agreement, the Collateral Documents or the Notes by the Company other than as delivered to you prior to Closing, if any.

                 2.11. Disclosure. Neither this Agreement, the Collateral Documents nor any of the Exhibits hereto, nor any certificate or other data furnished to you in writing by or on behalf of the Company or its Subsidiaries in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of the Company, there is no fact which materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries, taken as a whole, which has not been disclosed to you in writing.

                 2.12. ERISA. Neither the Company nor any of its Subsidiaries has incurred any liability (including any contingent liability) to the Pension Benefit Guaranty Corporation or to any pension plan and all amounts required to be paid under any plan have been paid.

                 2.13. Regulation G; Use of Proceeds. Neither the Company nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 C.F.R., Chapter II, Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds from the issuance of the Notes will be used by the Company to finance the construction of a new pullet growing, egg production and processing complex (including, without limitation, fixtures and equipment to be utilized with said complex), refinance existing long-term indebtedness and provide additional working capital. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither the Company nor its Subsidiaries nor any agent acting on their behalf has taken or will take any action which might cause the transaction contemplated herein to violate said Regulation G, Regulation T (12 C.F.R., Chapter II, Part 220) or Regulation X (12 C.F.R., Chapter II, Part 224) or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

                 2.14. Tax Liability. The Company and its Subsidiaries have filed all tax returns which are required to be filed and have paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their properties, assets, income and franchises which have become due and payable by the Company or its Subsidiaries except those wherein the amount, applicability or validity are being contested by the Company or its Subsidiaries by appropriate proceedings in good faith and in respect of which adequate reserves have been established. In the opinion of the Company, all tax liabilities of the Company and its Subsidiaries were adequately provided for as of June 2, 1990 and are now so provided for on the books of the Company and its Subsidiaries.

                 2.15. Governmental Action. No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Company of this Agreement, the Collateral Documents or the Notes (other than recordation of the Deed of Trust in the Office of the Recorder of Hinds and Simpson Counties, Mississippi, Candler and Bullock Counties, Georgia, and Garza County, Texas, recordation of the Mortgage in the Office of the Recorder of Livingston Parish, Louisiana, and the filing of financing statements with respect to the Collateral (as defined in the Security Agreement) in the Office of the Secretary of State of the States of Mississippi, Texas and Louisiana and in the Office of the Recorder of Hinds and Simpson Counties, Mississippi, Candler and Bullock Counties, Georgia, Garza County, Texas and Livingston Parish, Louisiana, all of which will have been duly recorded or filed on or prior to the Closing Date).

                 2.16. Offering of Notes. Neither the Company nor any agent acting on its behalf has, either directly or indirectly, sold or offered for sale or disposed of, or attempted or offered to dispose of, the Notes or any part thereof, or any similar obligation of the Company, to, or has solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than you and no more than six other institutional investors; and the Company agrees that neither they nor any agent acting on their behalf will sell or offer for sale or dispose of, or attempt or offer to dispose of, any thereof to, or solicit any offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or delivery of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

                 2.17. Hazardous Waste. Neither the Facility nor any portion thereof nor any other property owned or controlled at any time by the Company or its Subsidiaries has been or will be used by the Company or its Subsidiaries, or any tenant of the Facility or any portion thereof or such other property, for the production, release, storage, handling or disposal of hazardous or toxic wastes or materials other than those pesticides, herbicides and other agricultural chemicals customarily used in agricultural operations of the type currently conducted by the Company or its Subsidiaries at the Facility or such other property, all of which have been and will be used in accordance with all applicable laws and regulations.

                 2.18. Separate Property; No Flood Zone. All real property parcels comprising each site of the Facility are taxed and billed separately from real property not subject to the Deed of Trust and

Mortgage, and none of the buildings situated on the sites comprising the Facility are located within a flood zone.

                 2.19. No Affiliation. No director, officer or stockholder of the Company or any Subsidiary is an officer or director of yours or is a relative of an officer or director of yours within the following categories: a son, daughter or descendant of either; a stepson, stepdaughter, stepfather, stepmother; father, mother or ancestor of either, or a spouse. It is expressly understood that for the purpose of determining any of the foregoing relationships, a legally adopted child of a person is considered a child of such person by blood.

                 2.20. No Foreign Person. To the best of the Company's knowledge, neither the Company or any Subsidiary nor any stockholder of the Company or any Subsidiary is, and no legal or beneficial interest in a stockholder of the Company or any Subsidiary is or will be held, directly or indirectly, by, a "foreign person" under the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, the Foreign Investments in Real Property Tax Act of 1980, the amendments of such Acts or regulations promulgated pursuant to such Acts.

                 2.21. Title to Property and Collateral. As of the Closing Date, the Company and its Subsidiaries, as the case may be, has good and marketable title in fee simple to such of the Property (as defined in the Deed of Trust and Mortgage) as constitutes real property and good and merchantable title to the Collateral (as defined in the Security Agreement) subject in each case to no Liens other than the Liens of the Collateral Documents and Permitted Encumbrances.

                 2.22. Additional Representations and Warranties. As of the date hereof, the representations and warranties contained in the Borrower's Affidavit attached hereto as Exhibit H and incorporated herein by reference are true and correct.


SECTION 3.   CONDITIONS OF THE LOAN.

                 Your obligation to make the loan, as provided in Section 1.2, on the Closing Date shall be subject to the conditions precedent that you have received on or before the closing date in form and substance satisfactory to your counsel, such assurances and evidence as you may require of the performance by the Company of all its agreements theretofore to be performed hereunder, to the accuracy of its representations and warranties herein contained and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

                 3.1. Opinion of Company's Counsel. You shall have received on the Closing Date from Wells, Moore, Simmons, Stubblefield and Neeld, counsel for the Company, a favorable opinion in form and substance similar to Exhibit I attached hereto and incorporated herein by reference, and as to such other matters incident to the transactions contemplated by this Agreement as you may reasonably request.

                 3.2. Legality. You shall have satisfied yourself that the Notes being purchased by you on the Closing Date shall qualify on the Closing Date as a legal investment for mutual life insurance companies under the New York Insurance Law (without resort to any provision of such law, such as Section 1405(a)(8) thereof, permitting limited investments by you without restriction as to the character of the particular investment) and such purchase shall not subject you to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

                 3.3. Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and the Collateral Documents, and all documents incidental thereto, shall be satisfactory in form and substance to you; and you shall have received copies of all documents which you may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to you.

                 3.4. Representations True; No Default. The representations and warranties of the Company in this Agreement and in the Collateral Documents shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; on the Closing Date no event which is, or with notice or lapse of time or both would be, an Event of Default shall have occurred and be continuing; and you shall have received an affidavit, dated the Closing Date, of the Company to each such effect.

                 3.5. Collateral Documents. You shall have received on the Closing Date fully executed original counterparts of each of the Collateral Documents.

                 3.6. Opinion of Purchaser's Counsel. You shall have received on the Closing Date from Wells, Wells, Marble & Hurst, counsel for you, a favorable opinion as to such matters incident to the transactions contemplated by this Agreement as you may reasonably request.

                 3.7. Environmental Audit Results. The results of the environmental audit of the Facility, and any remedial action required to be taken by the Company as a result of such audit, are complete and satisfactory to you.

SECTION 4.   REPRESENTATION OF PURCHASER.

                 4.1. Acquisition for Investment. This Agreement is made with you in reliance upon your representation to the Company (which, by your acceptance hereof, you confirm) that you are acquiring the Notes for your own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereto; provided, however, that the disposition of your property shall at all times be within your control. In the event that you do sell or otherwise dispose of the Notes, you agree to notify the Company at least sixty (60) days in advance of any such sale or disposition.

SECTION 5. FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES; ADDITIONAL INFORMATION; AND INSPECTION.

                 5.1. Financial Statements and Reports. From and after the date hereof and so long as you (or a nominee designated by you) shall hold the Notes, the Company will deliver to you in duplicate:

                          (a) as soon as practicable after the end of each quarter in each fiscal year of the Company, and in any event within 30 days after the end of each quarter in each fiscal year of the Company, the interim consolidated statements of earnings, stockholders' equity and cash flows of the Company and its Subsidiaries for such period and for that part of the fiscal year ended with such period and the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, all in reasonable detail, prepared in conformity with generally accepted accounting principles applied on a basis contingent with that of previous years (except as otherwise stated therein or in the notes thereto) and certified by the Chief Financial Officer of the Company (and in his absence, the President) as presenting fairly the financial condition and results of operations of the Company and its Subsidiaries as at the end of and for the fiscal periods to which they relate, subject to the Company's year-end adjustments;

                          (b) as soon as practicable after the end of each fiscal year, and in any event within 90 days after the end of each fiscal year, the consolidated balance sheet and related consolidated statements of earnings, stockholders' equity and cash flows of the Company and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the corresponding figures of the previous fiscal year, all in reasonable detail, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of previous years (except as otherwise stated therein or in the notes thereto) and accompanied by a report or opinion of independent certified public accountants selected by the Company stating that such financial statements present fairly the consolidated financial condition and results of operations and changes in financial position of the Company and its Subsidiaries in accordance with generally accepted accounting principles consistently applied (except for changes with which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                          (c) concurrently with the financial statements delivered pursuant to Section 5.1(b), the written statement of said accountants, which accountants shall be reasonably acceptable to you, that in the ordinary course of making their normal examination necessary for their report or opinion on said financial statements they have obtained no knowledge of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default or, if such accountants shall have obtained knowledge of any such Event of Default or event, they shall disclose in such statement the Event or Events of Default and/or such event or events and the nature and status thereof, but such accountants shall not be liable, directly or indirectly, to anyone for any failure to obtain knowledge of any such Event of Default or event;

                          (d) concurrently with the financial statements delivered pursuant to Section 5.1(b), a certificate of the Company (1) setting forth, as of the end of the preceding fiscal year, the extent to which the Company and its Subsidiaries have complied with the requirements of Sections
                 8.1 through 8.8, inclusive, including in each case a brief description, together with all necessary computations, of the manner in which such compliance was determined and the respective amounts as of the end of or for such fiscal year of Consolidated Liabilities, Consolidated Net Worth, Consolidated Current Assets, Consolidated Current Liabilities, operating lease obligations pursuant to Section 8.4, and the amount available for dividends pursuant to Section 8.5, (2) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under its supervision to determine whether the Company has fulfilled all of its obligations under this Agreement, the Collateral Documents and the Notes, (3) stating that, to the best of its knowledge, the Company is not and has not been in default in the fulfillment of any of the terms, covenants, provisions or conditions hereof and thereof and no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default exists or existed or, if any such default or Event of Default or event exists or existed, specifying such default, Event of Default or event and the nature and status thereof, and (4) giving, in the event of the formation or acquisition of a Subsidiary during the preceding fiscal year, the name of such Subsidiary, its jurisdiction of incorporation and a brief description of its business;

                          (e) as soon as practicable, copies of all financial statements, proxy statements and reports as the Company or its Subsidiaries shall send or make available generally to their stockholders and, if requested by you, to any governmental agency or agencies and regular periodic reports, if any, which the Company or its Subsidiaries may file with any governmental agency or agencies;

                          (f) immediately upon any officer of the Company becoming aware of the existence of a condition, event or act which constitutes an Event of Default or an event of default under any other evidence of Indebtedness of the Company or of any Subsidiary, or an event which, with notice or lapse of time or both, would constitute such an Event of Default or event of default, a written notice specifying the nature and period of existence thereof and what action the Company or such Subsidiary, as the case may be, is taking or proposes to take with respect thereto;

                          (g) immediately upon any officer of the Company becoming aware of the occurrence of any (1) "reportable event," as defined in Section 4043(b) of ERISA, or (2) non-exempted "prohibited transaction," as defined in Sections 406 and 408 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended in connection with any "employee pension benefit plan," as defined in Section 3 of ERISA, or any trust created thereunder, a written notice specifying the nature thereof, what action the Company or such Subsidiary is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto;

                          (h) promptly upon any officer of the Company becoming aware of the occurrence of (1) any surrender of assets of the Company or its Subsidiaries in satisfaction of any Indebtedness, (2) the dissolution of any material operating partnership or real estate ownership partnership of the Company or its Subsidiaries, (3) the termination or expiration of any lease of real property to which the Company or its Subsidiaries is lessee, or (4) the commencement of any litigation, including any arbitration or mediation, and of any proceedings before any governmental agency which could materially and adversely affect the business, properties, prospects or financial condition of the Company and its Subsidiaries taken as a whole (including any such action commenced by counterclaim), written notice specifying the nature thereof and what action the Company or such Subsidiary, as the case may be, is taking with respect thereto; and

                          (i) such other information as to the business and properties of the Company and its Subsidiaries, including consolidating financial statements of the Company and its Subsidiaries, and financial statements and other reports filed with any governmental department, bureau, commission or agency, as you may from time to time reasonably request.

                 5.2. Inspection. From and after the date hereof and so long as you (or a nominee designated by you) shall hold the Notes, you shall have the right to (i) visit and inspect, at your expense, any of the properties, all at such reasonable times and as often as you may reasonably request, of the Company and its Subsidiaries, to examine their books of account and those of their Subsidiaries, and to discuss the affairs, finances and accounts of the Company or any Subsidiary with each of their officers and managers and independent public accountants, and (ii) contact such third parties doing business with the Company and its Subsidiaries, and to engage in such other auditing procedures as you deem reasonable to ensure the validity of your security interests or the accuracy of the Company's representations, warranties and certifications. In connection with such inspections, you and your engineers, contractors and other representatives shall have the right to perform such environmental audits and other environmental examinations of the Facility as you deem necessary or advisable from time to time. Such environmental audits and examinations shall be at your cost and expense if such audits and examinations reveal no material violation of any representation or warranty or covenant contained herein, in any Collateral Document or the Notes, otherwise such costs and expenses shall be borne solely by the Company.

SECTION 6.   PRINCIPAL PAYMENT OF NOTE.

                 6.1.   Principal Payments - Mandatory and Optional Prepayment.

                 A. (i) The Company covenants and agrees that it will monthly pay $4,000.00 principal on the unpaid Louisiana Note on the first day of each month, commencing January 1, 1992 to and including April 1, 2000. All remaining principal thereafter shall be paid May 1, 2000. All mandatory principal payments pursuant to this Section 6.1A shall be made together with interest accrued on the unpaid balance of the Louisiana Note as required in the Louisiana Note, but without prepayment premium.

                    (ii) The Company covenants and agrees that it will monthly pay $96,000.00 principal on the unpaid GMT Note on the first day of each month, commencing January 1, 1992 to and including December 1, 1993, and pay $126,000.00 principal on the unpaid GMT Note on the first day of each month, commencing January 1, 1994 to and including April 1, 2000. All remaining principal thereafter shall be paid May 1, 2000. All mandatory principal payments pursuant to this Section 6.1A shall be made together with interest accrued on the unpaid balance of the GMT Note as required in the GMT Note, but without prepayment premium.

                 B.  (i) The Company may, at its option, prepay the Louisiana
Note in part (in integral multiples of $100) on the due date of any interest payment following the first anniversary of the Closing Date without prepayment premium, together with accrued interest as required in the Note to the date of such partial prepayment; provided, however, such partial prepayment or prepayments may not in the aggregate, when combined with any required payments as set forth in Section 6.1A above, exceed twenty percent (20%) of the original principal debt under the Louisiana Note in any one calendar year. Principal shall be applied to the outstanding principal balance in the inverse order of maturity.

         (ii) The Company may, at its option, prepay the GMT Note in whole or in part (in integral multiples of $10,000) on the due date of a payment at a price equal to the Prepayment Price, as hereafter defined, with accrued interest as required in the GMT Note to the date of such prepayment, provided the Company shall give notice of any such prepayment to the holder of the GMT Note not less than 30 nor more than 60 days prior to the date fixed in such notice for prepayment (the "Prepayment Date"). Principal shall be applied to the outstanding principal balance in the inverse order of maturity.

                 C.  (i) The Company may, at its option, prepay the Louisiana
Note in whole (but not in part) on (a) any date other than a date occurring within 90 days after an Interest Rate Adjustment Date at a price equal to the Prepayment Price, as hereafter defined, and (b) any date occurring within 90 days after an Interest Rate Adjustment Date. Any prepayment in full under subparagraph (b) shall be at the principal amount of the outstanding Louisiana Note to be prepaid, together with accrued interest at the rate of the lower of the then-current rate and the proposed adjusted interest rate provided for in
Section 1.4 from and including such Interest Rate Adjustment Date to the date of prepayment, but without premium.

        (ii) The Company may, at its option, prepay the GMT Note in whole (but not in part) on any date occurring within 90 days after an Interest Rate Adjustment Date by giving notice of such prepayment to the holder of the GMT Note not less than 10 days nor more than 20 days prior to such date. Such notice of prepayment shall specify therein the date of prepayment. Such prepayment shall be at the principal amount of the outstanding GMT Note to be prepaid, together with accrued interest at the rate of the lower of the then-current rate and the proposed adjusted interest rate provided for in Section 1.4 from and including such Interest Rate Adjustment Date to the date of prepayment, but without premium.

                 6.2. Prepayment of GMT Note Upon Change of Control. In the event that a Change of Control Date (as hereinafter defined) shall occur, the Company will, within 10 days after such Change of Control Date, give you written notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto. Upon the occurrence of a Change of Control Date, the Company will prepay, if you shall so request, all of the GMT Note which you then hold at the Prepayment Price (as hereinafter defined) plus interest accrued to the date of prepayment. Said request (the "Prepayment Notice") shall be made by you in writing not later than the later of (a) 60 days after the Change of Control Date and (b) 50 days after you receive notice of the Change of Control Date, and said request shall specify the date (also referred to as the "Prepayment Date") upon which the Company shall prepay the GMT Note held by you, which date shall be not less than 30 days nor more than 60 days from the date of the Prepayment Notice.

                 The term "Change of Control Date" shall mean the first day on which any Person, or group of related Persons, (i) shall acquire beneficial ownership of fifty percent (50%) or more of the Voting Stock of the Company;
(ii) shall acquire all or substantially all of the assets of the Company; or
(iii) shall acquire beneficial ownership of 50% or more of the outstanding voting stock or other interest of an entity with or into which the Company has merged or consolidated, whether pursuant to a statutory merger or consolidation or otherwise. A transfer of such shares of stock or other interest under the terms of a will or by intestate succession shall not be deemed a transfer under the terms of this paragraph. For purposes of this Section 6.2 only, the term "Person" shall not include Fred Adams, Jr. or any members of his immediate family within the following categories: a son, daughter or spouse or descendant of either; a stepson, stepdaughter, stepfather or stepmother; father, mother, or ancestor of either; or a spouse. It is expressly for the purpose of determining any of the foregoing relationships, a legally adopted child of a person is considered a child of such person by blood.

                 6.3. Prepayment Price. On any Prepayment Date, the Company shall prepay the GMT Note held by you at the Prepayment Price plus interest accrued thereon to the Prepayment Date. Payment of the Prepayment Price shall be made as provided in Section 11.5.

                 The Prepayment Price shall be determined by you in good faith, as of 5:00 p.m., New York time, on the fifth Business Day prior to the Prepayment Date. Such Prepayment Price, as calculated by you, will be binding upon the Company, absent manifest error. Promptly upon such determination you shall notify the Company in writing of the amount of such Prepayment Price, setting forth in reasonable detail the computation thereof.

                 The term "Prepayment Price" shall mean the outstanding principal balance of the Note, or the amount of the partial prepayment, as the case may be, together with accrued interest to the date of prepayment, plus a prepayment premium equal to five percent (5%) of such outstanding principal balance or partial prepayment, if such prepayment shall be during the first year following the Closing Date; four percent (4%) of such outstanding principal balance or partial prepayment if such prepayment shall be during the second year following the Closing Date; three percent (3%) of such outstanding principal balance or partial prepayment if such prepayment shall be during the third year following the Closing Date; two percent (2%) of such outstanding principal balance or partial prepayment if such prepayment shall be during the fourth year following the Closing Date; and one percent (1%) of such outstanding principal balance or partial prepayment if such prepayment shall be during the fifth year following the Closing Date. No prepayment premium shall be required for any prepayment occurring on or after the fifth year following the Closing Date.

                 6.4. Interest After Date Fixed for Principal Payment. In the event the Company shall fail to pay either Note or any payment owing in respect of either Note according to the terms thereof and hereof (inclusive of any other permitted payments of which the Company has notified you) within fifteen
(15) days of the date fixed for such principal payment, such payment shall bear interest at the Overdue Interest Rate from and after the sixteenth (16th) day following such date until paid and, so far as may be lawful, any overdue installment of interest shall bear interest at said rate from and after said sixteenth (16th) day until paid. Until the earlier of such sixteenth (16th) day or the date payment is received by you, interest shall continue to accrue at the current interest rate on the outstanding principal balance.

SECTION 7.   AFFIRMATIVE COVENANTS.

                 The Company covenants and agrees that so long as the Note shall be outstanding:

                 7.1. To Pay Notes. The Company will punctually pay or cause to be paid the principal and interest (and prepayment premium, if any) to become due in respect of the Notes according to the terms thereof and hereof (inclusive of any other permitted payments of which the Company has notified you).

                 7.2. Maintenance of Office. The Company will maintain an office at 3320 Woodrow Wilson Drive, Jackson, Mississippi 39207 (or such other place in the United States of America as the Company may designate in writing to the holder of the Notes).

                 7.3. To Keep Books. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with generally accepted accounting principles.

                 7.4. Payment of Taxes; Corporate Existence; Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to,

                          (a)  pay and discharge promptly all taxes,
                 assessments and governmental charges or levies imposed upon them, their income or profits or their property before the same shall become in default, as well as all lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books reserves in respect thereof (segregated to the extent required by generally accepted accounting principles) deemed adequate in the opinion of the Board of Directors;

                          (b) subject to Section 8.6A, do all things necessary to preserve and keep in full force and effect their corporate existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor any Subsidiary shall be required to preserve any right or franchise if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in its conduct of business; and

                          (c) maintain and keep all of their properties used or useful in the conduct of their business in good condition, repair and working order and supplied with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.4(c) shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of their properties, if such discontinuance is, in the judgment of the Company or such Subsidiary, immaterial to the Company as a whole and desirable in the conduct of the business of the Company or such Subsidiary.

                 7.5. To Insure. The Company will, and will cause each of its Subsidiaries to (in addition to the insurance required to be maintained pursuant to Paragraph 1.05 of the Deed of Trust, Paragraph 1.05 of the Mortgage, and Section 2(e) of the Security Agreement):

                          (a) keep all of their insurable properties owned by them insured against all risks usually insured against by persons operating like properties in the same geographical areas where the properties are located, all in amounts sufficient to prevent the Company or such Subsidiary, as the case may be, from becoming a coinsurer within the terms of the policies in question, but in any event in amounts not less than 80% of the then full replacement value thereof;

                          (b) maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its maintenance or operation of any airplanes, automobiles, trucks or other vehicles or other facilities (including, but not limited to, any machinery used therein or thereon) or as the result of the use of products sold by it or services rendered by it;

                          (c) maintain such other types of insurance with respect to its business as is usually carried by persons of comparable size engaged in the same or similar business and similarly situated; and

                          (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any State or jurisdiction in which it may be engaged in business.

                 All insurance for which provision has been made in Section 7.5(b) and Section 7.5(c) shall be maintained in at least such amounts as such insurance is usually carried by persons of comparable size engaged in the same or a similar business and similarly situated; and all insurance herein provided for shall be effected under a valid and enforceable policy or policies issued by insurers of recognized responsibility, except that the Company or such Subsidiary may effect worker's compensation or other similar insurance in respect of operations in any State or other jurisdiction either through an insurance fund operated by such State or other jurisdiction or by causing to be maintained a system or systems of self-insurance which are in accord with applicable laws.

SECTION 8.   RESTRICTIVE COVENANTS.

                 The Company covenants and agrees that so long as either of the Notes shall be outstanding:

                 8.1. Total Liabilities. The Company and its Subsidiaries, on a fully consolidated basis, will not at any time permit the ratio of Consolidated Liabilities (excluding Consolidated Deferred Taxes) to Consolidated Net Worth to exceed 2.55:1.0.

                 8.2. Current Ratio. The Company and its Subsidiaries, on a fully consolidated basis, will not at any time permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities

(excluding Consolidated Current Deferred Taxes) to be less than 1.25:1.0.

                 8.3. Net Worth. Subject to the following sentence, the Company and its Subsidiaries, on a fully consolidated basis, will not at any time permit their Consolidated Net Worth to be less than $25,000,000.00. Commencing June 2, 1991 and continuing in each succeeding fiscal year thereafter, this minimum Consolidated Net Worth shall be increased (but shall not decrease) by an amount equal to twenty-five percent (25%) of the previous fiscal year's Consolidated Net Income.

                 8.4. Lease Obligations. The Company and its Subsidiaries, on a fully consolidated basis, will not at any time create, assume or incur, or in any manner become liable for any lease or leases (exclusive of Capital Leases) in which the rentals due in any fiscal year exceed the aggregate amount of $2,500,000.00.

                 8.5. Restricted Payments. The Company and its Subsidiaries will not, directly or indirectly, make any Restricted Payments or incur any liability to make any Restricted Payments unless, immediately after giving effect to such action, there shall not exist any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default.

                 All dividends, distributions, purchases, redemptions, retirements, acquisitions and payments made pursuant to this Section 8.5 in property other than cash shall be included for purposes of calculations pursuant to this Section 8.5 at the fair market value thereof (as determined in good faith by the Board of Directors) at the time of declaration of such dividend or at the time of making such distribution, purchase, redemption, retirement, acquisition or payment.

                 8.6.   Merger, Consolidation, Sale or Lease.

                 A. The Company will not consolidate with or merge into any Person, or permit any Person to merge into it, or sell, transfer or otherwise dispose of all or substantially all of their properties and assets, unless:

                          (1) the successor formed by or resulting from such consolidation or merger (if other than the Company) or the transferee to which such sale, transfer or other disposition shall be made shall be a solvent corporation duly organized and existing under the laws of the United States of America or any State thereof;

                          (2) the due and punctual performance and observance of all the obligations, terms, covenants, agreements and conditions of this Agreement, the Collateral Documents and the Notes to be performed or observed by the Company shall, by written instrument furnished to the holder of the Notes, be expressly assumed by such successor (if other than the Company) or transferee; and

                          (3) at the time of such transaction and assumption, and immediately after giving effect thereto, no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing.

                 B. Except as permitted in Section 8.6A above, the Company will not, and will not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of (other than in the ordinary course of business) any of its properties and assets to any Person provided, however, the Company may, and may permit its Subsidiaries to, sell, assign, transfer or otherwise dispose of no more than ten percent (10%) of its Consolidated Assets in any one fiscal year if at the time of such transaction or transactions, and immediately after giving effect thereto, no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing, and provided further that no security for the loan shall be part of such assets sold, assigned, transferred or disposed. In addition, and notwithstanding anything to the contrary in any security agreement or other instrument securing real property, the Company and its Subsidiaries collectively may sell or otherwise dispose of, free from such liens, furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances subject to such liens, which may become worn out, undesirable, obsolete, disused or unnecessary for use in the operation of the Facility not exceeding in value at the time of disposition thereof One Hundred Thousand Dollars ($100,000.00) for any single transaction, or a total of Two Hundred Thousand Dollars ($200,000) in any one fiscal year, upon replacing the same by, or substituting for the same, other furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances not necessarily of the same character, but of at least equal value to Grantor and costing not less than the amount realized from the property sold or otherwise disposed of, which shall forthwith become, without further action, subject to such liens and security interests.

                 8.7. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate on terms more favorable to the Affiliate than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate. The Company agrees that, to the extent there are any inter-company loans involving the Company or any Subsidiary on a date on which an Event of Default exists, no payment of any amounts owing in connection therewith may be made until the earlier of your waiver of such Event of Default or the repayment in full of all amounts owing to you in connection with the Loan. To the extent any amounts are received in any manner whatsoever in connection with such inter-company loans by an obligee thereof during the period described in the immediately preceding sentence, such amounts shall be held in trust for and paid over to you until you are in receipt of all amounts owing to you in connection with the Loan. For purposes of this Section 8.7 only, the term "Affiliates" shall exclude any wholly-owned Subsidiary of the Company.

                 8.8. Encumbrances On and Transfers of the Collateral. Except for Permitted Encumbrances, the Company and its Subsidiaries will not create, incur, assume or suffer to exist any Lien on any of the Collateral or any interest therein. Except as permitted by Sections 8.6A and 8.6B hereof, the Company and its Subsidiaries will not sell, convey, lease, assign or otherwise transfer all or any of the Collateral or any interest therein, whether voluntarily or by operation of law.

SECTION 9.   DEFINITIONS.

                 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Company or any Subsidiary or which beneficially owns or holds or has the power to direct the voting power of 5% or more of any class of voting stock of the Company or any Subsidiary or which has 5% or more of its voting stock (or in the case of a Person which is not a corporation, 5% or more of its equity interest) beneficially owned or held, directly or indirectly, by the Company or any Subsidiary. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Board of Directors" means the board of directors of the Company or of a Subsidiary so specified or indicated by the context or, if duly authorized to exercise the power of the Board of Directors, any duly authorized committee thereof.

                 "Business Day" shall mean any day on which banks are required to be open to carry on their normal business in the State of New York.

                 "Capital Lease" means and includes at any time any lease of property, real or personal, which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee.

                 "Capital Lease Obligation" means at any time the capitalized amount of the rental commitment under a Capital Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet.

                 "Collateral" means all property and assets, and proceeds thereof, subjected, or intended to be subjected, at any time to the Liens of any of the Collateral Documents.

                 "Company" shall mean Cal-Maine Foods, Inc., a Delaware corporation, and, subject to Section 8.6A hereof, its respective successors and assigns.

                 "Consolidated Assets" means, as of the date of determination thereof, the aggregate of all assets which in accordance with GAAP would be so classified and appear as assets on the consolidated balance sheet of the Company and its Subsidiaries.

                 "Consolidated Current Assets" means, as of the date of determination thereof, the aggregate of all assets which in accordance with GAAP would be so classified and appear as current assets on the consolidated balance sheet of the Company and its Subsidiaries.

                 "Consolidated Current Deferred Taxes" means, as of the date of determination thereof, the aggregate of all taxes which in accordance with GAAP would be so classified and appear as Current Deferred Taxes on the consolidated balance sheet of the Company and its Subsidiaries.

                 "Consolidated Current Liabilities" means, as of the date of determination thereof, the aggregate of all liabilities which in accordance with GAAP would be so classified and appear as current liabilities on the consolidated balance sheet of the Company and its Subsidiaries.

                 "Consolidated Deferred Taxes" means, as of the date of determination thereof, the aggregate of all taxes which in accordance with GAAP would be so classified and appear as Deferred Taxes on the consolidated balance sheet of the Company and its Subsidiaries.

                 "Consolidated Liabilities" means, as of the date of determination thereof, the aggregate of all liabilities which in accordance with GAAP would be so classified and appear as liabilities on the consolidated balance sheet of the Company and its Subsidiaries.

                 "Consolidated Net Income" means the Net Income of the Company and its Subsidiaries, after eliminating inter-company items, all as consolidated and determined in accordance with GAAP.

                 "Consolidated Net Worth" means, as of the date of determination thereof, the aggregate amount of the consolidated assets less the consolidated liabilities of the Company and its Subsidiaries, in each case after eliminating inter-company items and as determined in accordance with GAAP.

                 "Consolidated Working Capital" means, as of the date of determination thereof, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                 "Deferred Taxes" means, with respect to any Person for any period, the deferred taxes of such Person for such period determined in accordance with GAAP as in effect from time to time.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Events of Default" has the meaning specified in Section 10.1.

                 "GAAP" means, as to a particular Person and at a particular time of determination, such accounting principles as, in the opinion of the independent public accountants regularly employed by such Person, conform at such time of determination to generally accepted accounting principles.

                 "Indebtedness" means and includes (i) all indebtedness or obligations for money borrowed or for the purchase price of property (exclusive of orders or commitments made in the ordinary course of business for future delivery of goods or services prior to the time the obligation to pay becomes firm) and any notes payable and drafts accepted representing extensions of credit, whether or not representing indebtedness or obligations for money borrowed or for the purchase price of property, (ii) indebtedness or obligations secured by or constituting any Lien existing on property owned by the Person whose Indebtedness is being determined, whether or not the indebtedness or obligations secured thereby shall have been assumed, (iii) Capital Lease Obligations, (iv) guarantees and endorsements of (other than endorsements for purposes of collection in the ordinary course of business), and obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of, or measured by, indebtedness, liabilities or obligations of others (whether or not representing money borrowed) and other contingent obligations in respect of, or to purchase or otherwise acquire or service, indebtedness, liabilities or obligations of others (whether or not representing money borrowed) and (v) all indebtedness, liabilities or obligations (whether or not representing money borrowed) in effect guaranteed by an agreement, contingent or otherwise, to make a loan, advance or capital contribution to or other investment in the debtor for the purpose of assuring or maintaining a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the debtor for such purpose. A renewal or extension of any Indebtedness without increase in the principal amount thereof shall not be deemed to be the incurrence of the Indebtedness so renewed or extended. In case any corporation shall become a Subsidiary, such corporation shall be deemed to have incurred at the time it becomes a Subsidiary all Indebtedness of such corporation outstanding immediately thereafter.

                 "Lien" means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, whether or not consensual, any conditional sale or other title retention agreement or any Capital Lease.

                 "Net Income" means, with respect to any Person for any period, the net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) of such Person for such period determined in accordance with GAAP as in effect from time to time.

                 "Overdue Interest Rate" means the lesser of (a) five percent (5%) per annum over the Interest Rate in effect immediately prior to the time the Overdue Interest Rate is applicable, and (b) the maximum interest rate provided by law.

                 "Permitted Encumbrances" means those Liens described on Schedule C to the Deed of Trust and Exhibit C of the Mortgage.

                 "Person" includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

                 "Restricted Investment" means any investment (other than by guaranteeing or otherwise becoming liable, contingently or otherwise, in respect of the Indebtedness of another Person) by the Company or any Subsidiary in any other Person, whether by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, extension of credit on terms other than those normal in the business of the Company or any Subsidiary, or otherwise (the foregoing items being herein collectively called "Investments", and individually, an "Investment"); provided, however, that the term "Restricted Investment" shall not include:

                 (i) marketable obligations issued or guaranteed by the United States of America or by any agency of the United States of America, and maturing not later than twelve months from the date of acquisition thereof,

                 (ii) commercial paper, issued by a corporation duly organized and existing under the laws of the United States of America or any State thereof and having a net worth of not less than $100,000,000, which has one of the two highest credit ratings by a responsible independent credit agency of recognized standing,

                 (iii) investments in negotiable certificates of deposit or bankers' acceptances issued by, or drawn on, a United States bank or trust company that is a member of the Federal Reserve Bank and maturing not later than twelve months from the date of acquisition thereof, and

                 (iv) Investments in any Subsidiary or in any corporation which by reason thereof will immediately after such Investment become a Subsidiary.

                 "Restricted Payments" means dividends paid on capital stock (in either cash or property), Restricted Investments, and purchases or redemptions of capital stock.

                 "Subsidiary" means any corporation at least a majority of whose outstanding stock having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation (other than stock having such power only by reason of the happening of a contingency) shall at the time be owned directly or indirectly by the Company and/or one or more Subsidiaries of the Company.

                  "Voting Stock", as applied to the stock of any corporation, shall mean stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the directors of such corporation other than stock having such power only by reason of the happening of a contingency.

                 All accounting terms used herein and not expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP as it exists at the date of applicability thereof.

SECTION 10.  DEFAULTS AND REMEDIES.

                 10.1. Events of Default; Acceleration. If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 A. default in the payment of any interest upon either Note when such interest becomes due and payable, and such default shall have continued for a period of fifteen (15) days; or

                 B. default in the payment of principal of (or prepayment premium, if any, on) either Note when and as the same shall become due and payable, whether at maturity or at a date fixed for principal payment or prepayment (including, without limitation, a principal payment or prepayment as provided in Section 6), or by acceleration or otherwise, and such default shall have continued for a period of fifteen (15) days; or

                 C. default in the performance or observance of any other covenant, agreement or condition contained herein, in either of the Notes, the Deed of Trust, the Mortgage, the Construction Loan Documents or the Security Agreement or any Event of Default under the Deed of Trust, Mortgage, or Construction Disbursement Agreement or Default under the Security Agreement shall occur, and such default shall have continued for a period of thirty (30) days; or

                 D. the Company or any Subsidiary shall not pay when due, whether by acceleration or otherwise, any evidence of indebtedness of the Company or such Subsidiary (other than the Notes), or any condition or default shall exist under any such evidence of indebtedness or under any agreement under which the same may have been issued permitting such evidence of indebtedness to become or be declared due prior to the stated maturity thereof, and such default shall have continued for a period of ten (10) days; or

                 E. the Company or any Subsidiary shall file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or an answer consenting to, admitting the material allegations of or otherwise not controverting, or shall fail to timely controvert, a petition filed against the Company or such Subsidiary seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or the Company or any Subsidiary shall file such a petition or answer with respect to relief under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

                 F. a court of competent jurisdiction shall enter an order for relief which is not stayed within 60 days from the date of entry thereof against the Company or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended; or there shall be entered an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed within 60 days from the date of entry thereof adjudging the Company or any Subsidiary as bankrupt or insolvent, or ordering relief against the Company or any Subsidiary, or approving as properly filed a petition seeking relief against the Company or any Subsidiary, under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs; or any involuntary petition against the Company or any Subsidiary seeking any of the relief specified in this clause shall not be dismissed within 60 days of its filing; or

                 G. the Company or any Subsidiary shall make a general assignment for the benefit of its creditors; or the Company or any Subsidiary shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of the Company or such Subsidiary or of all or any substantial part of its property; or the Company or any Subsidiary shall have admitted to its insolvency or inability to pay, or shall have failed to pay, its debts generally as such debts become due; or the Company or any Subsidiary or its directors or majority members shall take any action to dissolve or liquidate the Company or such Subsidiary (other than as contemplated by Section 8.6A); or

                 H. the rendering against the Company or any Subsidiary of a final non-appealable judgment, decree or order for the payment of money in excess of $100,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

                 I. the Company or any Subsidiary shall (1) engage in any non-exempted "prohibited transaction," as defined in Sections 406 and 408 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (2) incur any "accumulated funding deficiency," as defined in Section 302 of ERISA, in an amount in excess of $10,000, whether or not waived, or (3) terminate or permit the termination of an "employee pension benefit plan," as defined in
Section 3 of ERISA, in a manner which could result in the imposition of a Lien on any property of the Company or such Subsidiary pursuant to Section 4068 of ERISA securing an amount in excess of $10,000; or

                 J.       any representation or warranty made by the Company in
Section 2 hereof or in any Collateral Document or in any certificate or instrument furnished in connection therewith shall prove to have been false or misleading in any respect as of the date made; or

                 K. the dissolution of the Company, whether by operation of law or otherwise (other than as contemplated by Section 8.6A);

then an amount equal to the Prepayment Price (based on the outstanding principal balance), computed as provided in Section 6.3 (except that, for purposes of such computation, the Prepayment Date shall be deemed to be the date upon which the Event of Default shall have occurred), shall at the option of the Noteholder immediately become due and payable without notice or demand, together with accrued interest thereon at the Overdue Interest Rate, provided, however, that upon the occurrence of an Event of Default described in clauses (E), (F) or (G) of this Section 10.1, the entire outstanding principal amount of both Notes, together with accrued interest thereon after default at the Overdue Interest Rate, shall at the option of the Noteholder immediately become due and payable without notice or demand.

                 The Company hereby expressly acknowledges and agrees (i) that the prepayment premium provided for herein is reasonable, (ii) that legal counsel of the Company's own choosing has advised the Company with respect to such prepayment premium, (iii) that any prepayment made at a time when it is otherwise restricted under the Notes will result in material loss and damage to the holder of the Note, requiring such holder to secure reinvestments at additional costs which might not produce the same economic benefit to such holder as the economic benefits under the Notes, (iv) that the foregoing prepayment premium is a reasonable estimate of such loss and damage, and (v) the Company shall be estopped hereafter from claiming differently as to any of the foregoing. The foregoing prepayment premium is not intended to be a penalty, but instead shall serve as liquidated damages to provide you with the benefit of your bargain.

                 10.2. Suits for Enforcement. In case an Event of Default shall occur and be continuing, the holder of the Notes may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant contained in the Notes or in this Agreement or in any Collateral Document or in aid of the exercise of any power granted in the Notes or in this Agreement or in any Collateral Document or may proceed to enforce the payment of the Notes or to enforce any other legal or equitable right of the holder of the Notes. The Company agrees that its obligations under Section 6 are of the essence of this Agreement, and upon application to any court of equity having jurisdiction in the premises, the original holder of the Notes shall be entitled to a decree against the Company requiring specific performance of such obligations.

                 10.3. Remedies Not Waived. No course of dealing between the holder of the Notes and the Company or any delay or failure on the part of the holder in exercising any rights under any Note or under any Collateral Document or hereunder shall operate as a waiver of any rights of such holder.

                 10.4. Remedies Cumulative. No remedy herein or in either Note or in any Collateral Document conferred upon the holder of the Notes is intended to be exclusive of any other remedy and each and every remedy shall be in addition to every other remedy given hereunder or under the Notes or under any Collateral Document or now or hereafter existing at law or in equity or by statute or otherwise.

                 10.5. Costs and Expenses. The Company shall pay to the holder of the Notes, to the extent permitted under applicable law, all reasonable out-of-pocket expenses incurred by such holder as shall be sufficient to cover the cost and expense of enforcing such holder's rights under the Notes and any Collateral Document or the collecting and foreclosing upon, or otherwise dealing with, the Collateral, or participating in any litigation or bankruptcy proceeding for the protection or enforcement of the holder's collateral or claim against the Company or any guarantors of the Notes or otherwise incurred in connection with the occurrence of an Event of Default, said expenses to include reasonable compensation to the attorneys and counsel of such holder for any services rendered in that connection, upon the Notes held by such holder.

SECTION 11.  MISCELLANEOUS.

                 11.1. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of a Note, and, in the case of any such loss, theft or destruction, upon receipt of a bond of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount and dated the date of, or, if later, the date to which interest has been paid on, the lost, stolen, destroyed or mutilated Note. In the case of a holder of the Note which is an institutional investor such as you, its own unsecured agreement of indemnity shall be deemed satisfactory to the Company.

                 11.2. Expenses. Whether or not the loan herein contemplated shall be consummated, the Company shall pay you the total amount of $112,500.00 as a non-refundable processing fee, all of which has been previously paid to you, and the Company shall pay all costs of executing and closing this Agreement and the Collateral Documents, including, without limitation, attorneys fees, survey costs, appraisal fees, title insurance and related expenses, engineering reports, and environmental audit reviews and related expenses. In addition to the non-refundable processing fee described in the foregoing sentence, the Company shall pay you the total amount of $112,500.00 as a standby fee, all of which has been previously paid to you, which you shall refund in the event that the loan is consummated on the Closing Date as provided for herein. The Company's obligations under this Section 11.2 shall survive the payment or prepayment of the Notes.

                 11.3. Stamp Taxes, Recording Fees, etc. The Company will pay, and save you and any subsequent holder of the Notes harmless against, any and all liability (including any interest or penalty for non-payment or delay in payment) with respect to stamp and other taxes (other than any such stamp or other taxes incurred upon a transfer of a Note by you), if any, and all recording and filing fees which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement and the Collateral Documents, including, without limitation, the issue and delivery of the Notes, the execution, delivery, filing and recording of the Collateral Documents and financing statements related thereto, or any modification, amendment or alteration thereof. The obligations of the Company under this Section 11.3 shall survive the payment or prepayment of the Notes.

                 11.4. Successors and Assigns. All covenants, agreements, representations and warranties made herein, in the Collateral Documents and in the Notes or in certificates delivered in connection herewith by or on behalf of the Company shall survive the issue and delivery of the Notes to you, the making of the loan by you as provided in Section 1.2, and shall bind the successors and assigns of the Company, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of your successors and assigns, including any subsequent holder of any of the Notes.

                 11.5. Payment. Notwithstanding any provision to the contrary in either Note contained, the Company will promptly and punctually pay to you by wire transfer of immediately available funds pursuant to wiring instructions from you, or if you so request, by check mailed (not later than three days prior to the date any payment is due) to Metropolitan Life Insurance Company, Agricultural Investments, Box 27-131, Kansas City, Missouri 64180-0001 or by such other method or to such other address as may be designated in writing by you, all amounts payable in respect of the principal of, prepayment premium, if any, and interest on, the Notes, without any presentment thereof and without any notation of such payment being made thereon.

                 11.6. Notices. All communications provided for hereunder, under the Collateral Documents or under the Notes (other than payments in respect thereof which shall be made in accordance with Section 11.5) shall be in writing, and if to you, mailed (by registered or certified mail) or delivered to you addressed as this Agreement is addressed with a copy to:
Metropolitan Life Insurance Company, Agricultural Investments, P.O. Box 37, 2203 E. Empire Street, Bloomington, Illinois 61702-0037, Attention: Manager, or if to the Company, mailed (by registered or certified mail) to Cal-Maine Foods, Inc., P.O. Box 2960, 3320 Woodrow Wilson Drive, Jackson, Mississippi 39207,
Attention: B. J. Raines, Vice-President and Chief Financial Officer, or addressed to either party at any other address in the United States of America that such party may hereafter designate by written notice to the other party. Communications mailed as aforesaid shall be deemed sufficiently made three (3) days after the time such communication is deposited in the mails.

                 11.7. Severability. If any provision of this Agreement or either Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and such Note and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

                 11.8. Law Governing; Modification. This Agreement shall be construed in accordance with and governed by laws of the State of Mississippi. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

                 11.9. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

                 11.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 11.11. Final Credit Agreement. THIS WRITTEN AGREEMENT, THE NOTES AND THE COLLATERAL DOCUMENTS ARE THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE COMPANY AND YOU AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE COMPANY AND YOU. THE COMPANY AND YOU HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN THE COMPANY AND YOU WITH RESPECT TO THE SUBJECT MATTER OF THIS WRITTEN CREDIT AGREEMENT, THE NOTES, THE COLLATERAL DOCUMENTS, AND ANY RELATED LOAN DOCUMENTS.

                 If the foregoing is satisfactory to you, please sign the form of acceptance on the enclosed counterpart of this letter agreement and forward the same to the Company, whereupon this letter agreement will become a binding agreement between you and the Company as of the date first above written.

                     Yours very truly,

                     CAL-MAINE FOODS, INC., a
                     Delaware corporation

                     By:
                        --------------------------------
                        Fred Adams, Jr.

                        Its Chief Executive Officer

                     By:
                        --------------------------------
                                Bobby J. Raines
                                Its Secretary


The foregoing agreement is
hereby accepted as of the
date first above written.

METROPOLITAN LIFE INSURANCE COMPANY


By
  --------------------------------
  Its
     -----------------------------

                       FIRST AMENDMENT TO LOAN AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "Agreement"), made and entered into this 11 the day of November, 1991, by and between CAL-MAINE FOODS, INC., a Delaware corporation (hereinafter "Borrower"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Lender");

                              W I T N E S S E T H:

         WHEREAS, Borrower has executed and delivered to Lender a certain Adjustable Rate Secured Promissory Note dated May 1, 1991 in the amount of $21,900,000 and a certain Adjustable Rate Secured Promissory Note dated May 1, 1991 in the amount of $600,000 (collectively, the "Notes");

         WHEREAS, the Notes are secured by (i) respective first deeds of trust/deeds to secure debt, security agreements and financing statements (collectively, the "Deed of Trust") entered into by the Company or certain of its Subsidiaries with respect to, inter alia, the Company's integrated poultry, egg and livestock operations and office facilities located in Hinds and Simpson Counties, Mississippi, Candler and Bullock Counties, Georgia and Garza County, Texas, as described in said Deed of Trust, and an act of collateral mortgage, security agreement and financing statement (the "Mortgage") entered into by the Company or certain of its Subsidiaries with respect to, inter alia, the Company's integrated poultry, egg and livestock operations and office facilities located in Livingston Parish, Louisiana, as described in said Mortgage (all such poultry, egg and livestock operations and office facilities described in the Deed of Trust and Mortgage are hereinafter collectively referred to as the "Facility"); (ii) a security agreement between the Company and certain of its Subsidiaries as debtor, and you, as secured party (the "Security Agreement") granting a security interest in, inter alia, all equipment, fixtures and other personal property utilized in connection with, or located at, the Facility as described in said Security Agreement, which security interest will be perfected by one or more financing statements; (iii) a guaranty from certain of the Company's Subsidiaries (the "Guaranty"); and
(iv) a Loan Agreement dated as of May 1, 1991 (the "Loan Agreement") and certain other related loan documents (The Notes, Deed of Trust, Mortgage, Security Agreement, Guaranty, Loan Agreement and all other related loan documents are collectively referred to as the "Loan Documents"); and

         WHEREAS, Borrower has requested, and Lender has agreed, to modify
Section 8.4 of the Loan Agreement to exclude rentals paid on certain of Borrower's trucking operations;

         NOW, THEREFORE, in consideration of the mutual covenants herein expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

         1. Section 8.4 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

         "8.4. Lease Obligations. The Company and its Subsidiaries, on a fully consolidated basis, will not at any time create, assume or incur, or in any manner become liable for any lease or leases (exclusive of Capital Leases and leases for semi-tractors and licensed trailers) in which the rentals due in any fiscal year exceed the aggregate amount of $2,500,000.00."

         2. Except as expressly modified herein, the Loan Documents shall remain the same and are hereby ratified and confirmed.

         IN WITNESS WHEREOF, this First Amendment to Loan Agreement has been executed as of the day and year first above written.


                                  BORROWER:

                                  CAL-MAINE FOODS, INC., a Delaware
                                  corporation

                                  By:
                                     -------------------------------------
                                     Fred Adams, Jr.
                                     Its Chief Executive Officer

                                  By:
                                     -------------------------------------
                                     Bobby J. Raines
                                     Its Secretary


                                  LENDER:

                                  METROPOLITAN LIFE INSURANCE COMPANY, a
                                  New York corporation


                                  By:
                                     -------------------------------------
                                  Printed:
                                          --------------------------------
                                  Title:
                                        ----------------------------------



The undersigned hereby ratify and confirm their obligations as guarantors under a certain Loan Guaranty Agreement dated May 1, 1991 and acknowledge and agree that said obligations are in no manner affected by the foregoing First Amendment to Loan Agreement.


                                 CAL-MAINE FARMS, INC., a Delaware
                                 corporation

                                 By:
                                    --------------------------------------
                                    Its:
                                        ----------------------------------



                                 CAL-MAINE EGG PRODUCTS, INC., a Delaware corporation

                                 By:
                                    --------------------------------------
                                    Its:
                                        ----------------------------------

Metropolitan Life Insurance Company
Agricultural Investments, Illinois Regional Office
2203 East Empire Street, PO Box 37, Bloomington, IL 61702-0037
Tel 309 662-1343  Fax 309 662-0632
                                                                  [METLIFE LOGO]


Roger W. Truesdale
Regional Manager

A. Dan Nafziger
Assistant Manager

Greg G. Gallaway
Assistant Manager

Mr. Bobbie J. Raines, Chief Financial officer
CAL-MAINE FOODS, INC.
P.O. Box 2960
Jackson, MS 39207



RE:      X16 74 95, X16 81 04 & X16 95 84
         Cal-Maine Foods, Inc. and Subsidiaries

Gentlemen:

With respect to the Loan Agreements dated May 1, 1991, March 19, 1992 and February 2, 1994 ("collectively, the Loan Agreements") between Metropolitan Life Insurance Company ("Metropolitan") and Cal-Maine Foods, Inc. ("Cal-Maine") and its subsidiary Cal-Maine Partnership, Ltd. ("Cal-Maine Partnership"), as the case may be, you have requested a waiver of Metropolitan's right to request payment in full of certain notes upon the occurrence of a Change of Control Date as more particularly set forth in Section 6.2 of each of said Loan Agreements.

At your request, and based upon the representations of Mr. Fred Adams, Jr. in that certain letter dated October 9, 1996 concerning his intent to maintain majority control of Cal-Maine and its subsidiaries, Metropolitan hereby waives the provisions of the aforesaid Section 6.2, effective upon the date of Cal-Maine's and Cal-Maine Partnership's acceptance of and agreement to this letter as set forth below, subject to the consummation of Cal-Maine's pending public stock offering, for the remaining terms of these loans, provided that at the time of such public stock offering there shall exist no Event of Default or event or condition, which upon the expiration of time or the giving of notice or both, would constitute an Event of Default upon said Loan Agreements.

It shall further be understood and agreed reference to stock ownership of Fred Adams, Jr. and his immediate family as set forth in Section 8.5B of the Loan Agreement dated February 2, 1994, and all other references in the Loan Agreement to stock ownership of more than fifty percent (50%) of the Company's "outstanding Voting Stock", shall refer to Voting Stock representing more than fifty percent (50%) of the total "voting power" of all classes of outstanding Voting Stock. Consistent therewith, the "Pledge of Stock" provision at page 3 of the "Summary Outline of Major Business Terms" attached to Metropolitan's loan commitment letter dated September 3, 1996, shall refer to a majority of the total voting power represented by all classes of Cal-Maine's voting stock outstanding.

Except as specifically set forth herein, all other terms and conditions of said Loan Agreements, as may have been modified from time to time by time parties hereto, shall remain in full force and effect and are hereby ratified and affirmed by you in all respects.

Metropolitan's agreement hereto is subject to our receipt of an executed duplicate original of this letter indicating your acceptance of these terms on or before October 25, 1996. In the event that such public stock offering shall not occur on or before February 1, 1997, Metropolitan's agreement hereto shall be null and void and of no force and effect whatsoever.



Very Truly Yours,

                          Accepted and agreed to this 21st day of October, 1996.

                                                           Cal-Maine Foods, Inc.

                                               By:     Bobby J.  Raines
/s/ DAN NAFZIGER                                  ------------------------------
                                               Its:
                                                   -----------------------------
A. Dan Nafziger
Assistant Manager
Agribusiness Specialist
Illinois Regional Office                       Cal-Maine Partnership, Ltd.

October 15, 1996                               By:
                                                  ------------------------------
                                               Its:
                                                   -----------------------------

aci